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                                                                    EXHIBIT 23.2


              CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Netegrity, Inc.
for the registration of 2,499,968 shares of Netegrity, Inc.'s common stock and to the incorporation by reference therein of our report dated June 1, 2001, with respect to the consolidated financial statements of DataChannel, Inc. as of December 31, 2000 and for the year then ended, included in Netegrity, Inc.'s Current Report on Form 8-K/A filed on February 12, 2002 with the Securities and Exchange Commission.


                                                         /s/ Ernst & Young LLP

Seattle, Washington
February 8, 2002